UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PHOTOZOU HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-3003188
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4-30-4F, Yotsuya, Shinjuku-ku, Tokyo, 160-0004, Japan
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
not applicable	not applicable

If this form related to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box  ☐

If this form related to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box  ☒

Securities Act registration statement file number to which this form relates: 333-201697 (if applicable) Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.0001

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description Of Registrant’s Securities to be Registered.

Photozou Holdings, Inc., (the “Registrant”) hereby incorporates by reference the description of its common stock to be registered hereunder set forth under the heading “Description of Securities” in the Post-Effective Registration Statement, Amendment No. 1 on Form S-1 filed with the Commission on June 9, 2017 with a post-effective date of June 20, 2017, SEC File No. 333-201697.

Item 2.	Exhibits.

Exhibit No.	Description

2.1	Share Purchase Agreement dated December 29, 2016 by and between Thomas DeNunzio and Photozou Co., Ltd. (incorporated by reference to Exhibit 10.1 to the Form 8-K as filed on January 19, 2017.)
3.1	Certificate of Incorporation and Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Post-Effective Registration Statement, Amendment No. 1 on Form S-1, SEC File No. 333-201697, as filed on June 9, 2017.
3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Post-Effective Registration Statement, Amendment No. 1 on Form S-1, SEC File No. 333-201697, as filed on June 9, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Photozou Holdings, Inc.

July 3, 2017

	By:	/s/ Koichi Ishizuka
Koichi Ishizuka, Chief Executive Officer